EXHIBIT 99.1

CDTi Announces First Quarter Fiscal Year 2016 Financial Results

OXNARD, Calif., May 13, 2016 (GLOBE NEWSWIRE) -- Clean Diesel Technologies, Inc. (Nasdaq:CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, reported its financial results for the first quarter ended March 31, 2016.

“In the first quarter, we took steps to accelerate the execution of our advanced materials and high-value catalyst business strategy, while also strengthening our capital structure to support our growth,” stated Matthew Beale, CDTi’s CEO. “Our agreement with Panasonic exemplifies our strategy to cost effectively deliver our technology through high-volume coaters through our powder-to-coat capability. In addition, this relationship provides important validation of our advanced materials technology among industry leaders. The progress in our commercialization efforts and success growing the DuraFit™ distribution network support our expectation to be breakeven on an income from continuing operations basis by 2016 year-end.

“Key to our long-term success is strengthening our financial foundation. Subsequent to the end of the first quarter, we amended our loan agreements with our long-time lender, Kanis S.A., providing us with a mechanism to convert debt into common stock of the company in the event of a stock offering or strategic investment. We believe these agreements provide us with an important opportunity to significantly reduce the debt on our balance sheet and thereby reduce our cost of capital, accelerating our path to profitability.”

Recent Highlights

  Began supplying Panasonic Ecology Systems Co., Ltd., with CDTi’s proprietary synergized-platinum group metal (SPGM™) diesel oxidation catalyst (DOC) with an initial focus on China’s heavy-duty retrofit market. CDTi continues to expect a meaningful ramp in activity during the second half of 2016.
  Added more than 300 dealerships in North America through a partnership with Hino Motors, Ltd., a Toyota Group company and the fourth largest truck dealership network in the US. This brings the total DuraFit™ distribution locations to more than 1,000, as traction in this key growth market continues to grow.
  Advanced Spinel™ SPGM technology toward commercialization by completing initial vehicle testing.
  Closed a new $2 million loan with Kanis S.A. and amended existing agreements providing CDTi the ability to convert the $7.5 million aggregate principal balance of the debt into equity in the event of a public stock offering or strategic investment in CDTi.
  Executed a Convertible Promissory Note for $500,000 on April 11, 2016 with Lon E. Bell, Ph.D., one of the Company’s Directors, with a maturity date of September 30, 2017.

Financial Highlights: First Quarter 2016 compared to First Quarter 2015

  Total revenue was $9.7 million, compared to $10.3 million.
    Catalyst division revenue was $6.5 million, compared to $6.8 million.
    Heavy Duty Diesel Systems division revenue was $4.1 million for both quarters.
  Gross margin was 28%, compared to 27%.
  Total operating expenses in the first quarter 2016 were $5.9 million, compared to $5.5 million in the first quarter of 2015. The increase in operating expenses reflects $0.8 million in severance expense related to the closing of the Markham facility, increased stock compensation resulting from awards made in 2015, and increased administrative fees for audit and statutory work. The company expects the savings from restructuring actions taken in late 2015 and early 2016 will begin to take effect in the second quarter of 2016.
  Net loss was $2.8 million, or $0.15 per share, compared to $3.0 million, or $0.21 per share.
  Cash at March 31, 2016 was $1.6 million, compared with $3.0 million at December 31, 2015.

Financial Outlook
David Shea, CDTi’s CFO, stated, “We are reaffirming our full year 2016 outlook for revenue to be between $39 million and $43 million. We believe DuraFit will double its revenue contribution to $10 million and partially offset the decline in legacy retrofit revenue. In addition, we continue to expect gross margin to be between 27% and 29%. Based on these assumptions and cost reductions undertaken in 2015 and 2016, we plan to be breakeven on an income from continuing operations basis by the fourth quarter of 2016.”

Conference Call and Webcast Information
CDTi will host a conference call and live webcast beginning at 8:00 a.m. Pacific Time today, May 13th to discuss its financial results and its business outlook. This conference call will contain forward-looking information. To participate in the conference call, please dial +1 (877) 303-9240 and international participants should dial +1 (760) 666-3571. The conference code is 95591142. The conference call will be webcast live on the CDTi website at www.cdti.com under the "Investor Relations" section. To listen to the live webcast, participants should visit the site at least 15 minutes prior to the conference to download any required streaming media software. An archived recording of the conference call will be available on the CDTi website for 30 days.

About CDTi
CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking Statements
Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, the Company’s future financial performance, the timely commercialization of the Company’s technology, the validation of the quality of the Company’s technology and the availability of future financing, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

[Tables to follow]

Clean Diesel Technologies, Inc.
Summary Statements of Operations (unaudited)
($ millions)

	3 Months Ended
	March 31,
	2016	2015
Revenues	$9.7	$10.3
Gross profit	2.7	2.8
Gross margin	28%	27%

Operating expenses:
Selling, general and administrative	$3.4	$3.4
Research and development	1.7	2.1
Severance and other charges	0.8	-
Total operating expenses	5.9	5.5
Loss from operations	(3.2)	(2.7)
Other income (expense)	-	(0.1)
Loss before income tax	(3.2)	(2.8)
Income tax expense (benefit)	(0.4)	0.2
Net loss	$(2.8)	$(3.0)

Basic and diluted EPS	$(0.15)	$(0.21)
Weighted shares outstanding (in millions)	18.2	14.2

Clean Diesel Technologies, Inc.
Segment Information (unaudited)
($ millions)

	3 Months Ended
	March 31,
	2016	2015
Revenue
Catalyst	$6.5	$6.8
Heavy Duty Diesel Systems	4.1	4.1
Eliminations	(0.9)	(0.6)
Total	$9.7	$10.3

Income (loss) from operations
Catalyst	$(0.3)	$(0.5)
Heavy Duty Diesel Systems	(0.8)	(0.4)
Corporate	(2.1)	(1.7)
Eliminations	-	(0.1)
Total	$(3.2)	$(2.7)

Clean Diesel Technologies, Inc.
Summary Balance Sheets (unaudited)
($ millions)

	As of
	March 31, 2016	December 31, 2015
Total current assets	$16.2	$16.7
Total assets	$24.8	$25.1
Total current liabilities	$17.9	$16.9
Total long-term liabilities	$7.8	$7.8
Stockholders’ equity	$(0.9)	$0.4

Short-term debt	$4.1	$3.5
Long-term debt	$7.6	$7.6

Contact Information:
Becky Herrick or Cathy Mattison
LHA (IR Agency)
+1 415 433 3777
bherrick@lhai.com / cmattison@lhai.com